Exhibit 99.1
100 Park Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS THIRD QUARTER 2024 RESULTS
- Delivered Record Occupancy and ABR PSF -

NEW YORK, OCTOBER 28, 2024 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three and nine months ended September 30, 2024. For the three months ended September 30, 2024 and 2023, net income was $0.32 per diluted share and $0.21 per diluted share, respectively, and for the nine months ended September 30, 2024 and 2023, net income was $0.84 per diluted share and $0.77 per diluted share, respectively.

Key highlights for the three months ended September 30, 2024 include:
•Executed 1.1 million square feet of new and renewal leases, with rent spreads on comparable space of 21.8%, including 0.6 million square feet of new leases, with rent spreads on comparable space of 31.8%
•Sequentially increased total leased occupancy to a record 95.6%, anchor leased occupancy to a record 97.7%, and small shop leased occupancy to a record 91.1%
◦Commenced $17.7 million of annualized base rent
◦Leased to billed occupancy spread totaled 370 basis points
◦Total signed but not yet commenced new lease population represented 2.7 million square feet and $59.4 million of annualized base rent
•Reported an increase in same property NOI of 4.1%, including a contribution from base rent of 520 basis points
•Reported Nareit FFO of $159.2 million, or $0.52 per diluted share
•Stabilized $33.3 million of reinvestment projects at an average incremental NOI yield of 10%, with the in process reinvestment pipeline totaling $506.8 million at an expected average incremental NOI yield of 9%
•Completed $63.9 million of acquisitions and $73.8 million of dispositions
•Published the Company's annual Corporate Responsibility Report on July 1, 2024 (view the 2023 report at https://www.brixmor.com/corporate-responsibility)

Subsequent events:
•Increased the quarterly dividend by 5.5% to $0.2875 per common share (equivalent to $1.15 per annum), which represents an annualized yield of approximately 4.2% as of October 25, 2024
•Updated previously provided Nareit FFO per diluted share expectations for 2024 to $2.13 - $2.15 from $2.11 - $2.14 and same property NOI growth expectations for 2024 to 4.75% - 5.25% from 4.25% - 5.00%

“Our strong operating results and revised 2024 expectations demonstrate the continued momentum of our transformative and value-added business plan,” commented James Taylor, Chief Executive Officer. "Importantly, our execution provides visibility for our continued outperformance in 2025 and beyond."

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100 Park Avenue : New York, NY 10017 : 800.468.7526

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended September 30, 2024 and 2023, net income was $96.8 million, or $0.32 per diluted share, and $63.7 million, or $0.21 per diluted share, respectively.
•For the nine months ended September 30, 2024 and 2023, net income was $255.9 million, or $0.84 per diluted share, and $232.4 million, or $0.77 per diluted share, respectively.
•For the three and nine months ended September 30, 2024, general and administrative expense included approximately $2.4 million of one-time severance costs associated with the realignment of the Company's regional operating structure. The realignment, which combines the Company's North and Midwest regions and expands its South region, enables the Company to capitalize on efficiencies of scale resulting from its asset clustering strategy.

Nareit FFO
•For the three months ended September 30, 2024 and 2023, Nareit FFO was $159.2 million, or $0.52 per diluted share, and $152.2 million, or $0.50 per diluted share, respectively. Results for the three months ended September 30, 2024 and 2023 include items that impact FFO comparability, including transaction expenses, net and gain on extinguishment of debt, net, of $0.2 million, or $0.00 per diluted share, and $(0.1) million, or $(0.00) per diluted share, respectively.
•For the nine months ended September 30, 2024 and 2023, Nareit FFO was $486.4 million, or $1.60 per diluted share, and $460.9 million, or $1.52 per diluted share, respectively. Results for the nine months ended September 30, 2024 and 2023 include items that impact FFO comparability, including transaction expenses, net and gain on extinguishment of debt, net, of $0.4 million, or $0.00 per diluted share, and $4.2 million, or $0.01 per diluted share, respectively.

Same Property NOI Performance
•For the three months ended September 30, 2024, the Company reported an increase in same property NOI of 4.1% versus the comparable 2023 period.
•For the nine months ended September 30, 2024, the Company reported an increase in same property NOI of 5.2% versus the comparable 2023 period.

Dividend
•The Company’s Board of Directors declared a quarterly cash dividend of $0.2875 per common share (equivalent to $1.15 per annum) for the fourth quarter of 2024, which represents a 5.5% increase.
•The dividend is payable on January 15, 2025 to stockholders of record on January 3, 2025.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended September 30, 2024, the Company stabilized six value enhancing reinvestment projects with a total aggregate net cost of approximately $33.3 million at an average incremental NOI yield of 10% and added six new reinvestment projects to its in process pipeline. Projects added include three anchor space repositioning projects, one outparcel development project, and two redevelopment projects, with a total aggregate net estimated cost of approximately $35.8 million at an expected average incremental NOI yield of 9%.
•At September 30, 2024, the value enhancing reinvestment in process pipeline was comprised of 43 projects with an aggregate net estimated cost of approximately $506.8 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 18 anchor space repositioning projects with an aggregate net estimated cost of approximately $88.6 million at an expected incremental NOI

100 Park Avenue : New York, NY 10017 : 800.468.7526

yield of 7% - 14%; seven outparcel development projects with an aggregate net estimated cost of approximately $14.8 million at an expected average incremental NOI yield of 12%; and 18 redevelopment projects with an aggregate net estimated cost of approximately $403.5 million at an expected average incremental NOI yield of 9%.
•An in-depth review of a redevelopment project which highlights the Company's reinvestment capabilities, Middletown Plaza (New York-Newark-Jersey City, NY-NJ CBSA), can be found at this link: https://www.brixmor.com/blog/middletown-plaza-trader-joes.
•Follow Brixmor on LinkedIn for video updates on reinvestment projects at https://www.linkedin.com/company/brixmor.

Acquisitions
•During the three months ended September 30, 2024, the Company acquired two shopping centers and one land parcel at an existing property for a combined purchase price of $63.9 million, including:
◦The Fresh Market Shoppes (previously announced), located in Hilton Head Island, South Carolina (Hilton Head Island-Bluffton-Port Royal, SC CBSA), for $23.6 million.
◦Acton Plaza, a 137,572 square foot grocery-anchored community shopping center located in the affluent suburb of Acton, Massachusetts (Boston-Cambridge-Newton, MA-NH CBSA), for $38.0 million. Acton Plaza is anchored by a Roche Bros. grocer and T.J. Maxx/HomeGoods and has compelling near-term leasing opportunities and below-market in-place rents. The property complements the Company’s six other assets in the market and will benefit from leasing and operational synergies resulting from the Company’s clustered assets in the trade area.
•During the nine months ended September 30, 2024, the Company acquired three shopping centers and one land parcel at an existing property for a combined purchase price of $81.2 million.

Dispositions
•During the three months ended September 30, 2024, the Company generated approximately $73.8 million of gross proceeds on the disposition of two shopping centers, as well as four partial properties.
•During the nine months ended September 30, 2024, the Company generated approximately $143.1 million of gross proceeds on the disposition of five shopping centers, as well as six partial properties.

CAPITAL STRUCTURE
•During the three and nine months ended September 30, 2024, the Company raised approximately $20.0 million of gross proceeds, excluding commissions, from the sale of approximately 0.7 million shares of common stock at an average price per share of $27.92 through its at-the-market (“ATM”) equity offering program.
•At September 30, 2024, the Company had $1.7 billion in liquidity.
•At September 30, 2024, the Company's net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months were 5.7x.

GUIDANCE
•The Company has updated its previously provided NAREIT FFO per diluted share expectations for 2024 to $2.13 - $2.15 from $2.11 - $2.14 and same property NOI growth expectations for 2024 to 4.75% - 5.25% from 4.25% - 5.00%.
•Expectations for 2024 Nareit FFO:
◦Do not contemplate any additional tenants moving to or from a cash basis of accounting, either of which may result in significant volatility in straight-line rental income
◦Do not include any additional items that impact FFO comparability, which include transaction expenses, net and gain or loss on extinguishment of debt, net, or any other one-time items

100 Park Avenue : New York, NY 10017 : 800.468.7526

•The following table provides a reconciliation of the range of the Company's 2024 estimated net income to Nareit FFO:

(Unaudited, dollars in millions, except per share amounts)	2024E	2024E Per Diluted Share
Net income	$324 - $330	$1.07 - $1.09
Depreciation and amortization related to real estate	365	1.20
Gain on sale of real estate assets	(54)	(0.18)
Impairment of real estate asset	11	0.04
Nareit FFO	$646 - $652	$2.13 - $2.15

CONNECT WITH BRIXMOR
•For additional information, please visit https://www.brixmor.com;
•Follow Brixmor on:
◦LinkedIn at https://www.linkedin.com/company/brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpropertygroup; and
◦YouTube at https://www.youtube.com/user/Brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, October 29, 2024 at 10:00 AM ET. To participate, please dial 877.704.4453 (domestic) or 201.389.0920 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at https://www.brixmor.com in the Investors section. A replay of the teleconference will be available through November 12, 2024 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13748655) or via the web through October 29, 2025 at https://www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at https://www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of net income to these non-GAAP performance measures is presented in the attached tables.

Nareit FFO
Nareit FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of

100 Park Avenue : New York, NY 10017 : 800.468.7526

depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that Nareit FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) lease termination fees, (ii) straight-line rental income, net, (iii) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (iv) straight-line ground rent expense, net, (v) income or expense associated with the Company's captive insurance company, (vi) depreciation and amortization, (vii) impairment of real estate assets, (viii) general and administrative expense, and (ix) other income and expense (including interest expense and gain on sale of real estate assets). Considering the nature of its business as a real estate owner and operator, the Company believes that NOI is useful to investors in measuring the operating performance of its portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as lease termination fees, straight-line rental income, net, income or expense associated with the Company’s captive insurance company, accretion of below-market leases, net of amortization of above-market leases and tenant inducements, straight-line ground rent expense, net, depreciation and amortization, impairment of real estate assets, general and administrative expense, and other income and expense (including interest expense and gain on sale of real estate assets). The Company believes that same property NOI is also useful to investors because it further eliminates disparities in NOI by only including NOI of properties owned for the entirety of both periods presented and excluding properties under development and completed new development properties that have been stabilized for less than one year and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

Net Principal Debt to Adjusted EBITDA, current quarter annualized & Net Principal Debt to Adjusted EBITDA, trailing twelve months
Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are supplemental non-GAAP measures utilized to evaluate the performance of real estate companies in relation to outstanding debt. Net principal debt is calculated as Debt obligations, net, calculated in accordance with GAAP, excluding net unamortized premium or discount and deferred financing fees less cash, cash equivalents, and restricted cash. Adjusted EBITDA is calculated as the sum of net income (loss), calculated in accordance with GAAP, excluding (i) interest expense, (ii) federal and state taxes, (iii) depreciation and amortization, (iv) gains and losses from the sale of certain real estate assets, (v) gains and losses from change in control, (vi) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, (vii) gain (loss) on extinguishment of debt, net, and (viii) other items that the Company believes are not indicative of the Company's operating performance. Net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are calculated as net principal debt divided by quarterly annualized adjusted EBITDA or trailing twelve month adjusted EBITDA, respectively. Considering the nature of its business as a real estate owner and operator, the Company believes that net principal debt to adjusted EBITDA, current quarter annualized and net principal debt to adjusted EBITDA, trailing twelve months are useful to investors in measuring its operating performance because they exclude items included in net income that do not relate to or are not indicative of the operating performance of the Company’s real estate, are widely known and understood measures of performance, independent of a company's capital
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100 Park Avenue : New York, NY 10017 : 800.468.7526

structure and items which can make periodic and peer analyses of performance more difficult, and can provide investors with a more consistent basis by which to compare the Company with its peers.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 360 retail centers comprise approximately 63 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to over 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets and Ross Stores.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at https://www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at https://www.sec.gov. These factors include (1) changes in national, regional, and local economies, due to global events such as international military conflicts, international trade disputes, a foreign debt crisis, foreign currency volatility, or due to domestic issues, such as government policies and regulations, tariffs, energy prices, market dynamics, general economic contractions, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending; (2) local real estate market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our Portfolio (defined hereafter); (3) competition from other available properties and e-commerce; (4) disruption and/or consolidation in the retail sector, the financial stability of our tenants, and the overall financial condition of large retailing companies, including their ability to pay rent and/or expense reimbursements that are due to us; (5) in the case of percentage rents, the sales volumes of our tenants; (6) increases in property operating expenses, including common area expenses, utilities, insurance, and real estate taxes, which are relatively inflexible and generally do not decrease if revenue or occupancy decrease; (7) increases in the costs to repair, renovate, and re-lease space; (8) earthquakes, wildfires, tornadoes, hurricanes, damage from rising sea levels due to climate change, other natural disasters, epidemics and/or pandemics, civil unrest, terrorist acts, or acts of war, any of which may result in uninsured or underinsured losses; and (9) changes in laws and governmental regulations, including those governing usage, zoning, the environment, and taxes. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except to the extent otherwise required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	9/30/24	12/31/23
Assets
Real estate
Land	$1,791,843	$1,794,011
Buildings and tenant improvements	8,740,670	8,570,874
Construction in progress	131,564	126,007
Lease intangibles	501,393	504,995
	11,165,470	10,995,887
Accumulated depreciation and amortization	(3,372,860)	(3,198,980)
Real estate, net	7,792,610	7,796,907
Cash and cash equivalents	451,326	866
Restricted cash	1,121	18,038
Marketable securities	21,205	19,914
Receivables, net, including straight-line rent receivables of $202,758 and $180,810, respectively	260,571	278,775
Deferred charges and prepaid expenses, net	172,947	164,061
Other assets	50,037	54,155
Total assets	$8,749,817	$8,332,716

Liabilities
Debt obligations, net	$5,338,681	$4,933,525
Accounts payable, accrued expenses and other liabilities	530,560	548,890
Total liabilities	5,869,241	5,482,415

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
311,190,362 and 309,723,386 shares issued and 302,063,370 and 300,596,394
shares outstanding	3,020	3,006
Additional paid-in capital	3,331,941	3,310,590
Accumulated other comprehensive loss	(759)	(2,700)
Distributions in excess of net income	(453,626)	(460,595)
Total equity	2,880,576	2,850,301
Total liabilities and equity	$8,749,817	$8,332,716

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23
Revenues
Rental income	$319,989	$307,118	$955,065	$927,440
Other revenues	693	196	1,547	1,111
Total revenues	320,682	307,314	956,612	928,551

Operating expenses
Operating costs	36,442	35,058	110,518	106,658
Real estate taxes	42,902	42,156	120,659	130,556
Depreciation and amortization	94,829	96,254	278,065	272,807
Impairment of real estate assets	5,863	—	11,143	17,836
General and administrative	30,250	29,182	88,430	86,868
Total operating expenses	210,286	202,650	608,815	614,725

Other income (expense)
Dividends and interest	5,289	273	15,798	345
Interest expense	(55,410)	(47,364)	(160,553)	(143,529)
Gain on sale of real estate assets	37,018	6,712	53,974	59,037
Gain on extinguishment of debt, net	273	6	554	4,356
Other	(726)	(555)	(1,700)	(1,645)
Total other expense	(13,556)	(40,928)	(91,927)	(81,436)

Net income	$96,840	$63,736	$255,870	$232,390

Net income per common share:
Basic	$0.32	$0.21	$0.84	$0.77
Diluted	$0.32	$0.21	$0.84	$0.77
Weighted average shares:
Basic	302,676	301,007	302,518	300,955
Diluted	303,608	302,511	303,377	302,447

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23

Net income	$96,840	$63,736	$255,870	$232,390
Depreciation and amortization related to real estate	93,495	95,160	273,386	269,714
Gain on sale of real estate assets	(37,018)	(6,712)	(53,974)	(59,037)
Impairment of real estate assets	5,863	—	11,143	17,836
Nareit FFO	$159,180	$152,184	$486,425	$460,903

Nareit FFO per diluted share	$0.52	$0.50	$1.60	$1.52
Weighted average diluted shares outstanding	303,608	302,511	303,377	302,447

Items that impact FFO comparability
Transaction expenses, net	$(73)	$(103)	$(131)	$(198)
Gain on extinguishment of debt, net	273	6	554	4,356
Total items that impact FFO comparability	$200	$(97)	$423	$4,158
Items that impact FFO comparability, net per share	$0.00	$(0.00)	$0.00	$0.01

Additional Disclosures
Straight-line rental income, net	$8,133	$5,088	$23,669	$16,510
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	1,701	2,178	5,235	6,414
Straight-line ground rent expense, net (1)	8	8	19	25

Dividends declared per share	$0.2725	$0.2600	$0.8175	$0.7800
Dividends declared	$82,312	$78,155	$246,533	$234,451
Dividend payout ratio (as % of Nareit FFO)	51.7%	51.4%	50.7%	50.9%

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Nine Months Ended
	9/30/24	9/30/23	Change	9/30/24	9/30/23	Change
Same Property NOI Analysis
Number of properties	352	352	—	350	350	—
Percent billed	91.9%	90.2%	1.7%	91.9%	90.1%	1.8%
Percent leased	95.6%	94.1%	1.5%	95.6%	94.1%	1.5%

Revenues
Base rent	$228,531	$217,396		$673,705	$646,068
Expense reimbursements	72,230	67,084		209,598	204,007
Revenues deemed uncollectible	(4,670)	(613)		(5,634)	(3,669)
Ancillary and other rental income / Other revenues	6,080	5,728		17,858	17,111
Percentage rents	1,248	1,495		7,790	7,133
	303,419	291,090	4.2%	903,317	870,650	3.8%
Operating expenses
Operating costs	(35,580)	(33,295)		(107,362)	(100,678)
Real estate taxes	(41,913)	(40,683)		(117,902)	(125,358)
	(77,493)	(73,978)	4.8%	(225,264)	(226,036)	(0.3)%
Same property NOI	$225,926	$217,112	4.1%	$678,053	$644,614	5.2%

NOI margin	74.5%	74.6%		75.1%	74.0%
Expense recovery ratio	93.2%	90.7%		93.0%	90.3%

Percent Contribution to Same Property NOI Performance:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$11,135	5.2%		$27,637	4.3%
Revenues deemed uncollectible	(4,057)	(2.0)%		(1,965)	(0.3)%
Net expense reimbursements	1,631	0.8%		6,363	1.0%
Ancillary and other rental income / Other revenues	352	0.2%		747	0.1%
Percentage rents	(247)	(0.1)%		657	0.1%
		4.1%			5.2%

Reconciliation of Net Income to Same Property NOI
Net income	$96,840	$63,736		$255,870	$232,390
Adjustments:
Non-same property NOI	(4,369)	(4,780)		(15,909)	(19,895)
Lease termination fees	(1,201)	(934)		(2,550)	(3,879)
Straight-line rental income, net	(8,133)	(5,088)		(23,669)	(16,510)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(1,701)	(2,178)		(5,235)	(6,414)
Straight-line ground rent expense, net	(8)	(8)		(19)	(25)
Depreciation and amortization	94,829	96,254		278,065	272,807
Impairment of real estate assets	5,863	—		11,143	17,836
General and administrative	30,250	29,182		88,430	86,868
Total other expense	13,556	40,928		91,927	81,436
Same property NOI	$225,926	$217,112		$678,053	$644,614

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EBITDA & RECONCILIATION OF DEBT OBLIGATIONS, NET TO NET PRINCIPAL DEBT
Unaudited, dollars in thousands

	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23

Net income	$96,840	$63,736	$255,870	$232,390
Interest expense	55,410	47,364	160,553	143,529
Federal and state taxes	616	597	1,982	1,945
Depreciation and amortization	94,829	96,254	278,065	272,807
EBITDA	247,695	207,951	696,470	650,671
Gain on sale of real estate assets	(37,018)	(6,712)	(53,974)	(59,037)
Impairment of real estate assets	5,863	—	11,143	17,836
EBITDAre	$216,540	$201,239	$653,639	$609,470

EBITDAre	$216,540	$201,239	$653,639	$609,470
Transaction expenses, net	73	103	131	198
Gain on extinguishment of debt, net	(273)	(6)	(554)	(4,356)
Total adjustments	(200)	97	(423)	(4,158)
Adjusted EBITDA	$216,340	$201,336	$653,216	$605,312

Adjusted EBITDA	$216,340	$201,336	$653,216	$605,312
Straight-line rental income, net	(8,133)	(5,088)	(23,669)	(16,510)
Accretion of below-market leases, net of amortization of above-market leases and tenant inducements	(1,701)	(2,178)	(5,235)	(6,414)
Straight-line ground rent expense, net (1)	(8)	(8)	(19)	(25)
Total adjustments	(9,842)	(7,274)	(28,923)	(22,949)
Cash Adjusted EBITDA	$206,498	$194,062	$624,293	$582,363

(1) Straight-line ground rent expense, net is included in Operating costs on the Consolidated Statements of Operations.

Reconciliation of Debt Obligations, Net to Net Principal Debt
	As of
	9/30/24
Debt obligations, net	$5,338,681
Less: Net unamortized premium	(14,980)
Add: Deferred financing fees	27,064
Less: Cash, cash equivalents and restricted cash	(452,447)
Net Principal Debt	$4,898,318

Adjusted EBITDA, current quarter annualized	$865,360
Net Principal Debt to Adjusted EBITDA, current quarter annualized	5.7x

Adjusted EBITDA, trailing twelve months	$856,911
Net Principal Debt to Adjusted EBITDA, trailing twelve months	5.7x

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